                      AMENDMENT TO PARTICIPATION AGREEMENT
                           DATED AS OF APRIL 25, 2000
                  (AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME)

                                    AMONG

                 FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY,

                       VAN KAMPEN LIFE INVESTMENT TRUST,

                           VAN KAMPEN FUNDS INC.,

                                     AND

                        VAN KAMPEN ASSET MANAGEMENT INC.

WHEREAS, First Allmerica Financial Life Insurance Company, Van Kampen Life Investment Trust, Van Kampen Funds Inc., and Van Kampen Asset Management Inc. entered into a Fund Participation Agreement on April 25, 2000, and

WHEREAS, the parties desire to amend the Participation Agreement by mutual written consent;

NOW THEREFORE, the parties to hereby agree that Schedule A to the Participation Agreement is amended to read in its entirety as follows:

                                   SCHEDULE A

                        SEPARATE ACCOUNTS AND CONTRACTS
                        -------------------------------

Name of Separate Account and                   Form Numbers and Names of Contracts
Date Established by Board of Directors         Funded by Separate Account
--------------------------------------         --------------------------
Separate Account VA-P (8/20/91)                Pioneer Vision        A3025-96
                                               Pioneer C-Vision      A3027-98
                                               Pioneer No-Load       A3031-99

All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as amended herein.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of October 19, 2000.

                             FIRST ALLMERICA FINANCIAL LIFE
                             INSURANCE COMPANY

                             By:   /s/ Richard M Reilly_____________
                                   Richard M. Reilly, Vice President

                             VAN KAMPEN LIFE INVESTMENT TRUST

                             By:   _/s/ Stephen L Boyd______________________
                                   Stephen L. Boyd, Executive Vice President

                             VAN KAMPEN FUNDS INC.

                             By:   _/s/ Patrick Woelfel___________________
                                   Patrick Woelfel, Senior Vice President

                             VAN KAMPEN ASSET MANAGEMENT INC.

                             By:   _/s/ Stephen L Boyd______________________
                                   Stephen L. Boyd, Executive Vice President